                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                               WASATCH FUNDS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.

                                 NAMES OF FUNDS

Micro Cap Fund
Small Cap Growth Fund
Ultra Growth Fund
Core Growth Fund
Wasatch-Hoisington U.S. Treasury Fund
Small Cap Value Fund
Global Technology Fund

                                   SCHEDULE C
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                               WASATCH FUNDS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.






                                      FEES

ASSET BASED FEES

Each separate Fund listed on Schedule A shall be subject to the following fees except as noted*:



AVERAGE NET ASSETS                                      BASIS POINTS               MINIMUM ANNUAL
FEE
------------------                                      ------------               --------------

Up to $50 Million                                      20.0 basis points           $50,000**
$50 Million to $100 Million                            12.5 basis points
$100 Million to $250 Million                           10.0 basis points
$250 Million to $500 Million                            8.0 basis points
Over $500 Million                                       7.0 basis points

*The following fees shall be effective for the Wasatch-Hoisington U.S. Treasury Fund and Wasatch Ultra Growth Fund for a twelve month period beginning March 1, 2000 and ending February 28, 2001 or until average net assets exceed $100 million:

AVERAGE NET ASSETS                                   BASIS POINTS               MINIMUM ANNUAL
FEE
------------------                                   ------------               --------------
WASATCH-HOISINGTON U.S. TREASURY FUND
Up to $50 Million                                      18.0 basis points           $50,000
$50 Million to $100 Million                            11.5 basis points
$100 Million to $250 Million                           10.0 basis points
$250 Million to $500 Million                            8.0 basis points
Over $500 Million                                       7.0 basis points

AVERAGE NET ASSETS                                   BASIS POINTS               MINIMUM ANNUAL
FEE
------------------                                   ------------               --------------
WASATCH ULTRA GROWTH FUND
Up to $50 Million                                      19.0 basis points                       $50,000
$50 Million to $100 Million                            11.5 basis points
$100 Million to $250 Million                           10.0 basis points
$250 Million to $500 Million                            8.0 basis points
Over $500 Million                                       7.0 basis points


WASATCH GLOBAL TECHNOLOGY FUND
Up to $50 Million                                      22.0 basis points                      $55,000**
$50 Million to $100 Million                            14.5 basis points
$100 Million to $250 Million                           12.0 basis points
$250 Million to $500 Million                            8.0 basis points
Over $500 Million                                       7.0 basis points

** Any additional portfolios shall be charged (if applicable) 50% of the minimum annual fee during such Fund's first year of operation, 75% of the minimum annual fee during such Fund's second year of operation, 75% of the minimum annual fee during such Fund's third year of operation and 100% of the minimum annual fee during such Fund's fourth year of operation. In addition, the minimum annual fee for the Small Cap Value Fund will be reduced to $37,500 for the twelve month period beginning January 1, 2000 and ending December 31, 2000.

The minimum annual fee is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this Schedule C shall be required with each escalation. The foregoing fee schedule assumes a single class of shares for each Fund. Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for the Administrator's services in connection with the organization of the new Fund(s) or classes. The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

OUT-OF-POCKET AND OTHER RELATED EXPENSES

Wasatch Funds shall also pay/reimburse the Administrator's out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of Wasatch Funds, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, fees of research services including Lexis/Nexis, Morningstar and Lipper, NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses.

EDGAR FILING PRODUCTION MANAGEMENT FEES

>>       Annual Registration Statements (e.g., 485)                                     $1,000
>>       Follow-up filings to Annual Registration Statements,                             $850
         excluding 497J (see below)
>>       Annual and Semiannual Reports (N30D)                                             $650
>>       Quarterly Reports (N30B-2)                                                       $400
>>       Notice to Accompany SEC Registration Fees (24f-2)                                $300
>>       Certification of No Change to Prospectus and/or SAI (497J)                       $300
>>       Certificate of Accounting of Securities (N17f-2)                                 $300
>>       Performance Ads (482)                                                            $300
>>       Correspondence                                                                   $300